UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On September 20, 2016, Cesca Therapeutics Inc. issued a press release announcing its results of operations and financial condition for the quarter and fiscal year ended June 30, 2016. The full text of the press release is set forth in Exhibit 99.1 attached to this report.

This press release includes adjusted EBITDA, which is a financial measure that is not determined in accordance with United States generally accepted accounting principles “U.S. GAAP”.  Adjusted EBITDA represents loss from operations excluding amounts for depreciation and amortization, stock-based compensation expense and impairment of intangible asset. Adjusted EBITDA should not be considered in isolation or as a substitute for net loss as a measure of performance.  A reconciliation to the comparable GAAP measure is provided in the accompanying financial summaries.

The information contained in this Item 2.02 and in Exhibits 99.1 attached to this Curent Report on Form 8-K is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

99.1 Press release dated September 20, 2016, titled “Cesca Therapeutics Reports Fourth Quarter and Fiscal 2016 Year End Results”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: September 20, 2016	/s/ Michael Bruch
Michael Bruch
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 20, 2016, titled “Cesca Therapeutics Reports Fourth Quarter and Fiscal 2016 Year End Results”